                                                     Registration No. __________

       As filed with the Securities and Exchange Commission on May 9, 2003

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                                 USF CORPORATION
             (Exact name of registrant as specified in its charter)


                 DELAWARE                                   36-3790696
       (State or other Jurisdiction                      (I.R.S. Employer
     of incorporation or organization)                Identification Number)

   8550 WEST BRYN MAWR AVENUE, SUITE 700                  (773) 824-1000
          CHICAGO, ILLINOIS 60631                  (Telephone number, including
     (Address, including zip code, of               area code, of registrant's
 registrant's principal executive offices)         principal executive offices)


                    USF CORPORATION LONG-TERM INCENTIVE PLAN
        AND USF CORPORATION STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (FULL TITLE OF THE PLANS)

                                SAMUEL K. SKINNER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 USF CORPORATION
                      8550 WEST BRYN MAWR AVENUE, SUITE 700
                             CHICAGO, ILLINOIS 60631
                                 (773) 824-1000

                                    COPY TO:

                                RICHARD C. PAGANO
               SENIOR VICE PRESIDENT GENERAL COUNSEL AND SECRETARY
                                 USF CORPORATION
                      8550 WEST BRYN MAWR AVENUE, SUITE 700
                             CHICAGO, ILLINOIS 60631
                                 (773) 824-1000

            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
Title of each              Amount to be     Proposed maximum    Proposed maximum        Amount of
class of securities        registered(1)   offering price per  aggregate offering  registration fee(3)
to be registered                                share(3)            price(3)
------------------------------------------------------------------------------------------------------
Common Stock, par value    1,200,000(2)          $29.435           $35,322,000           $2,858
$.01 per share
------------------------------------------------------------------------------------------------------

(1) This Registration Statement includes any additional shares of the registrant's Common Stock that may be issued pursuant to antidilution provisions contained in the plans.

(2) The number of shares to be registered under the respective plans are as follows: Long-Term Incentive Plan - 1,050,000; and Stock Option Plan for Non-Employee Directors - 150,000.

(3) The offering price is not known. Pursuant to Rules 457(c) and 457(h), the registration fee was completed on the basis of the average of the high and low prices of the registrant's Common Stock on the NASDAQ National Market on May 7, 2003.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


     The contents of the Form S-8 Registration Statements under the Securities Act of 1933, File No. 33-79150, which was filed with the Commission on May 19, 1994, File No. 333-10386, which was filed with the Commission on May 9, 1997, File No. 333-28357, which was filed with the Commission on June 3, 1997, File No. 333-79219, which was filed with the Commission on May 25, 1999, and File No. 333-63492, which was filed with the Commission on June 20, 2001, are incorporated by reference in this Form S-8 Registration Statement.

                                   SIGNATURES


         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 7th day of May, 2003.

                                  USF Corporation




                                  By:    /s/ Christopher L. Ellis
                                     ------------------------------------------
                                       Christopher L. Ellis
                                       Senior Vice President, Finance and Chief
                                       Financial Officer


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                                POWER OF ATTORNEY

         The undersigned hereby appoint Christopher L. Ellis, Robert S. Owen and Richard C. Pagano, and each of them singly, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of USF Corporation) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities on this 7th day of May, 2003.

Signature                           Title
---------                           -----

/s/ Samuel K. Skinner               President and Chief Executive Officer
--------------------------------    (Principal Executive Officer)
Samuel K. Skinner

/s/ Christopher L. Ellis            Senior Vice President, Finance and Chief
--------------------------------    Financial Officer (Principal Financial
Christopher L. Ellis                Officer)

/s/ Robert S. Owen
--------------------------------
Robert S. Owen                      Controller and Principal Accounting Officer

/s/ Robert V. Delaney
--------------------------------
Robert V. Delaney                   Director

/s/ Neil A. Springer
--------------------------------
Neil A. Springer                    Director

/s/ William N. Weaver, Jr.
--------------------------------
William N. Weaver, Jr.              Director

/s/ Morley Koffman
--------------------------------
Morley Koffman                      Director

/s/ John W. Puth
--------------------------------
John W. Puth                        Director

/s/ Anthony J. Paoni
--------------------------------
Anthony J. Paoni                    Director

/s/ Stephen B. Timbers
--------------------------------
Stephen B. Timbers                  Director

/s/ Paul J. Liska
--------------------------------
Paul J. Liska                       Director



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                                  EXHIBIT INDEX


   Exhibit
   Number                       Description of Exhibit
   -------                      ----------------------

     4.1 Amended and Restated Certificate of Incorporation of USF Corporation (incorporated by reference from Exhibit 3.1 to USF Corporation Transition Report on Form 10-K, from June 29, 1991 to December 28, 1991); Certificate of Designation for Series A Junior Participating Cumulative Preferred Stock (incorporated by reference from Exhibit 3(a) to USF Corporation Annual Report on Form 10-K for the year ended January 1, 1994); Certificate of Amendment of Restated Certificate of Incorporation of USF Corporation (incorporated by reference from Exhibit 3(i) to USF Corporation Report on Form 10-Q for the quarter ended June 29, 1996); Certificate of Amendment of Restated Certificate of Incorporation of USF Corporation (filed herewith).

     4.2 By-laws of USF Corporation, as restated as of October 16, 2002 (incorporated by reference from Exhibit 3(b) to USF Corporation Annual Report on Form 10-K for the year ended December 31, 2002).

     4.3 Indenture, dated as of May 5, 1999 among USF Corporation, the Guarantors named therein and Bank One, Michigan, as Trustee (as the successor-in-interest to NBD Bank) (incorporated by reference from
             Exhibit 4.1 to USF Corporation Current Report on Form 8-K, filed on May 11, 1999).

     4.4 First Supplemental Indenture, dated as of January 31, 2000 among USF Corporation, the Guarantors named therein and Bank One, Michigan, as Trustee (as the successor-in-interest to NBD Bank) (incorporated by reference from Exhibit 4.5 to USF Corporation Registration Statement on Form S-3, filed on January 31, 2000, Registration No. 333-95777).

     4.5 USF Corporation Long-Term Incentive Plan, as restated (incorporated by reference from USF Corporation's Report on Form 10-Q/A for the quarter ended March 31, 2001).

     4.6 First Amendment to the USF Corporation Long-Term Incentive Plan, as restated (incorporated by reference from Appendix A to USF Corporation's Proxy Statement on Schedule 14A, filed on April 2,
             2003).

     4.7 USF Corporation Stock Option Plan for Non-Employee Directors, as amended and restated (incorporated by reference from USF Corporation's Report on Form 10-Q for

   Exhibit
   Number                       Description of Exhibit
   -------                      ----------------------

             the quarter ended March 30, 2002).

     4.8 First Amendment to the USF Corporation Stock Option Plan for Non-Employee Directors, as amended and restated (incorporated by reference from Appendix B to USF Corporation's Proxy Statement on
             Schedule 14A, filed on April 2, 2003).

     5       Opinion of Sachnoff & Weaver, Ltd.

     23      Consent of Sachnoff & Weaver, Ltd. (included in Exhibit 5).

     23.1    Independent Auditor's Consent

     24      Power of Attorney (contained on the signature page hereto).